Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Carolina Trust BancShares, Inc.

We consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-227302) of our report dated March 27, 2018, with respect to the consolidated financial statements of Carolina Trust BancShares, Inc. as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
October 24, 2018